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                                                                   EXHIBIT 3.1nn


                              NOTICE OF NEW ADDRESS
                              ---------------------
                         OF STATUTORY AGENT FOR SERVICE
                         ------------------------------

To the Secretary of State
State of Connecticut

The undersigned corporation hereby gives notice of the new address of the principal office in the State of Connecticut of its statutory agent for service, The Prentice-Hall Corporation System, Inc., pursuant to Section 33-296 of the Stock Corporation Act of the State of Connecticut, as follows:

          c/o The Prentice-Hall Corporation System, Inc.
          One State Street
          Hartford, Connecticut 06103


Signed on July 19, 1983.


                                 NAUGATUCK TREATMENT COMPANY
                                 (a Connecticut corporation)

                                 By  /s/ Benton R. Leach
                                   -----------------------------------
             Typed name of officer:  Benton R. Leach
             Typed title of officer: Vice President


         FILED
 STATE OF CONNECTICUT

    JUN 29 1983
SECRETARY OF STATE